AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 2 to the Investment Advisory Agreement (the "Agreement") dated December 8, 2000, as amended on January 1, 2003, by and between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager") and Lord, Abbett & Co. (now known as Lord, Abbett & Co. LLC) (the "Adviser") with respect to the Lord Abbett Bond Debenture Portfolio ("Portfolio"), is entered into effective the 1st day of July, 2003.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:



     ---------------------------------------------------- ---------------------------------------------------
                                                          Percentage of average daily net assets
     ---------------------------------------------------- ---------------------------------------------------
     ---------------------------------------------------- ---------------------------------------------------

        Lord Abbett Bond Debenture Portfolio              0.30% of the first $250 million of such assets,
                                                          plus 0.25% of such assets over $250 million up to
                                                          $500 million, plus 0.20% of such assets over $500
                                                          million
     ---------------------------------------------------- ---------------------------------------------------


     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of July, 2003.



                                        MET INVESTORS ADVISORY LLC

                                        By: /s/ Elizabeth M. Forget
                                                Authorized Officer



                                        LORD, ABBETT & CO. LLC

                                        By: /s/ Elizabeth M. Forget
                                                Authorized Officer